EXHIBIT 10.3

                          BREMER FINANCIAL CORPORATION

                2000 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

                           Financial Services Director


Contained herein is a detailed outline of the Executive Annual Incentive Compensation Plan, which has been designed for the Financial Services Director.

A.    Purpose

     1) To provide an annual incentive award to the Financial Services Director for significant contributions toward the achievement of Bremer Financial Corporation's goals and objectives.

     2) To focus attention on those activities which will positively affect the Corporation's financial well-being.

B.   Eligibility

     1)   Participant will be the Financial Services Director.

C.   Plan Year

     1) The Executive Annual Incentive Compensation program will begin on January 1 and will end on December 31.

D.   Payment of Award

     1) At year end, formal reviews will be conducted by the appropriate designated management to determine and measure performance. Upon completion of the measurement of the participant's goals and objectives, award payments will be recommended and approved.

     2) Award payments will be made in the first quarter following the end of defined incentive plan year.

E.   Potential Awards

     1) The maximum potential award, stated as a percentage of base salary, will be 40%.

F.   Performance Measures and Determination of Award

     1)   Corporate RORE

          50% of the incentive award will be based upon Corporate RORE. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

             Corporate RORE                                     Percentage Award
             --------------                                     ----------------

               Below 12.62                                            -0-
                  12.62           33.3% of Max (Threshold)             6.66%
                  13.40              66.6% of Max (Plan)              13.32%
                  14.13                    Maximum                    20.00%

     2)   Market Revenue Growth

          25% of the incentive award will be based upon Market Revenue Growth across all banks and subsidiaries. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the Market Revenue percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

             Market Revenue Growth                           Percentage of Award
             ---------------------                           -------------------

                  Below 7.0%                                       -0-
                     7.0%         33.3% of max (threshold)          3.33%
                     9.0%            66.6% of max (Plan)            6.66%
                    11.0%                  Maximum                 10.00%

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     3)   Work Plan Objectives

          25% of the incentive award will be based on achievement of work plan objectives. The work plan objectives should be submitted to the President and CEO of Bremer Financial Corporation ("CEO") for approval. The maximum percentage award for achieving work plan objectives is 10.0% of base salary.

     4)   Modifier: Compliance Rating

          To ensure that there is appropriate system wide focus on risk management issues, incentive awards calculated under this plan may be reduced up to 25% if the banks risk assessment in the following areas are not rated satisfactory or above:

                  Credit examination composite rating
                  Internal Audit bank rating
                  Compliance third party ratings from Deloitte and Touche
                    and compliance Administration
                  Compliance self-monitoring effectiveness
                  OCC Safety and Soundness composite exam rating
                  OCC Compliance Rating
                  Accurate assessment of risk management leadership role
                    of Sr Lender and Retail Mgr

G.   Administration

     1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation ("Board") which shall have sole authority to establish the terms and conditions under which the plan will be administered.

     2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

     3)   Award may be deferred.

H.   Administrative Procedures

     1) Additions to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board. However, the size of their awards will be prorated by the number of months they were eligible to receive an award. An example would be:

          - Employee "A" is added to plan in mid-year so s/he has six (6) months of eligible service.
          - Calculated incentive award is $15,000
          - $15,000 X 6/12 = $7,500

     2) Terminations -- Eligible employees who terminate during the plan year will be handled as follows:

          - Voluntary resignations -- no incentive award.
          - Involuntary terminations for cause -- no incentive award.
          - Involuntary termination without cause -- incentive award prorated by number of months service during current incentive plan year, based on approval by the CEO.
          - Retirement/disability -- incentive award prorated by number of months of service during current incentive plan year.

     3) Change in Position -- Eligible employees who have a change in position during a plan year will have their incentive award calculated under both plan award levels and prorated by the months of service at each level. Both calculations will be based on the salary effective December 31 of the incentive plan year.

     4) Interpolation -- When actual performance falls above threshold and between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

     5) Performance -- If a participant's performance rating for the plan year is less than fully competent and/or certain performance goals are not met, the CEO has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

     6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The CEO has the authority to determine and approve all such exceptions.

I.   Amendment and termination

     1) The Board may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.

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                    CALCULATION OF EXECUTIVE INCENTIVE AWARD
                                 Plan Year 2000



Ken Nelson                           Financial Services Director
---------------------------------    -------------------------------------------
NAME                                 TITLE


                                                            Percentage of Salary
F-1 - Corporate RORE                                           To Be Awarded
--------------------                                           -------------

     Corporate RORE                              _________%      _________%
     (50% of total award)

     Market revenue growth                       _________%      _________%
     (25% of total award)

     Work Plan Objectives Achievement Level      _________%      _________%
     (25% of total award). ATTACH A DESCRIPTION
     OF WORK PLAN OBJECTIVES AND HOW THEY WILL
     BE MEASURED.


Total Award Earned as % of Salary                                _________%
---------------------------------

X December 31, 2000 Salary                                      $_________

= 2000 INCENTIVE AWARD                                          $_________

Compliance Rating Modifier (up to 25% reduction)               ($_________)

= 2000 NET INCENTIVE AWARD                                      $_________



Approved:


-----------------------    -----------------------------------------------------
Date                       President and CEO of Bremer Financial Corporation


-----------------------    -----------------------------------------------------
Date                       Chairman of the Board of Bremer Financial Corporation